Exhibit 32.1

In connection with the Annual Report of Advanced Cannabis Solutions, Inc.. (the "Company") on Form 10-K for the period ending December 31, 2014 as filed with the Securities and Exchange Commission (the "Report"), Robert Frichtel, the Company’s Principal Executive and Brian J. Kozel the Company’s Principal Financial and Accounting Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

April 15, 2015	/s/ Robert Frichtel
Robert Frichtel, Principal Executive Officer

April 15, 2015	/s/ Brian J. Kozel
Brian J. Kozel, Principal Financial and Accounting Officer